Exhibit T3A-24.
                                     Delaware   PAGE 1
                                 The First State


        I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF "COVANTA HYDRO ENERGY, INC."AS RECEIVED AND FILED IN THIS OFFICE.

        THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

        CERTIFICATE OF INCORPORATION, FILED THE TWENTY-SIXTH DAY OF NOVEMBER, A.D. 1990, AT 4:30 O'CLOCK P.M.

        CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM "ERCE HYDRO, INC." TO "OGDEN HYDRO ENERGY, INC.", FILED THE THIRTIETH DAY OF DECEMBER, A.D. 1991, AT 9 O'CLOCK A.M.

        CERTIFICATE OF CHANGE OF REGISTERED AGENT, FILED THE TWENTY-FIRST DAY OF JANUARY, A.D. 1993, AT 9 O'CLOCK A.M.

        CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM "OGDEN HYDRO ENERGY, INC." TO "COVANTA HYDRO ENERGY, INC.", FILED THE FOURTEENTH DAY OF MARCH, A.D. 2001, AT 9 O'CLOCK A.M.

        AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION.


                 Seal                /s/ Harriet Smith Windsor
                                     -------------------------
                                     Harriet Smith Windsor, Secretary of State

2247463-8100H                        AUTHENTICATION:  2949998

040133025                            DATE: 02-24-04

                          CERTIFICATE OF INCORPORATION

                                       OF

                                ERCE HYDRO, INC.



        1. The name of the corporation is:

                                ERCE HYDRO, INC.

        2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

        3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

        4. The total number of shares of stock which the corporation shall have authority to issue is One Thousand Five Hundred (1,500) all of such shares shall be without par value.

        5. The board of directors Is authorized to make, alter or repeal the by-laws of the corporation. Election of directors need not be by written ballot.

        6. The name and mailing address of the incorporator is:

                                 M. C. Kinnamon
                            Corporation Trust Center
                               1209 Orange Street
                           Wilmington, Delaware 19801

        I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my band this 26th day of November, 1990.



                                                              /s/ M.C. Kinnamon
                                                              -----------------
                                                              M.C. Kinnamon

                                    AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                                ERCE HYDRO, INC.


          ERCE Hydro, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

          The amendment to the Corporation's Certificate of Incorporation set forth in the following resolution approved by the Corporation's Board of Directors and stockholder was duly adopted in accordance with
          Section 242 of the General Corporation Law of the State of Delaware:

          That the Corporation amend its Certificate of Incorporation as follows:

          1. The name of the Corporation is:

                Ogden Hydro Energy, Inc.

          IN WITNESS WHEREOF, ERCE Hydro, Inc. has caused this Amendment to be signed and attested by its duly authorized officers, this first day of January 1992.


                                ERCE HYDRO, INC.


                                               /s/ J. Mark Elliot
                                               ------------------
                                               President


                                               ATTEST:

                                               /s/ Sharon G. Province
                                               ----------------------
                                               Secretary

             CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE
                             AND OF REGISTERED AGENT




It is hereby certified that:

1. The name of the corporation (hereinafter called the "corporation") is

                         OGDEN HYDRO ENERGY, INC.

2. The registered office of the corporation within the State of Delaware is hereby changed to 32 Loockerman Square, Suite L-100, City of Dover 19901, County of Kent.

3. The registered agent of the corporation within the State of Delaware is hereby changed to The Prentice-Hall Corporation System, Inc., the business office of which is identical with the registered office of the corporation as hereby changed.

4. The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on Jan 11, 1993.

                                                     /s/ Peter Allen
                                                     ---------------
                                                     Vice President


                                     Attest:

                                                     /s/ J. L. Effinger
                                                     ---------------------------
                                                     Asst. Secretary

            CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

                                       OF

                            OGDEN HYDRO ENERGY, INC.


It is hereby certified that:

                  1. The name of the corporation (hereinafter the "corporation") is OGDEN HYDRO ENERGY, INC.

                  2. The certificate of incorporation of the corporation is hereby amended by striking out Article One thereof and by substituting in lieu of said Article the following new Article:

                  Article One: The name of the corporation (hereinafter called the "corporation") is COVANTA HYDRO ENERGY, INC.

                  3. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provision of Section 242 and 228 of the General Corporation Law of the State of Delaware.

                  IN WITNESS WHEREOF, I have duly executed this certificate of amendment this 14th day of March ---- , 2001.


                             /s/ Patricia Collins
                             --------------------
                             Name: Patricia Collins
                             Title: Asst. Secretary